UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 15, 2005

STRATUS SERVICES GROUP, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-15789	22-3499261
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation or organization)		Identification No.)

500 Craig Road, Suite 201, Manalapan, New Jersey 07726
(Address of principal executive offices)

(732) 866-0300
(Registrant’s telephone number including area code)

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ITEMS 1.01
AND 2.04	ENTRY INTO FORBEARANCE AGREEMENT WITH LENDER

The Company is currently a party to a certain Loan and Security Agreement dated as of December 8, 2000, as amended (the “Loan Agreement”) with Capital Temp Funds, Inc. (the “Lender”). On January 15, 2005, the Company entered into a Forbearance Agreement (“Forbearance Agreement”) (a copy of which is attached hereto as Exhibit 10.26) with its Lender, whereby the Lender has agreed to forebear from accelerating obligations and/or enforcing existing defaults. The Company is in default under the terms of its Loan Agreement with the Lender, as follows: (1) the Company’s common stock being delisted from NASDAQ for the period beginning October 1, 2004; (2) the Company’s failure to meet the financial covenant for the period beginning October 1, 2004; and (3) the Company having delinquent state, local or federal taxes.

The Forbearance Agreement further provides that the Loan Agreement shall be amended to define the “Maximum Credit Line” as $12,000,000.00, which shall be reduced by $250,000.000 per month commencing March 1, 2005; provided, however, that in the event that the amounts of the obligation owing to the Lender are reduced below $7,500,000.00, then the monthly reduction will be suspended unless and until the obligations again exceed $7,500,000.00, subject to certain further adjustments.

Provided the Company is in compliance with all of the terms and conditions of the Forbearance Agreement, the Lender agrees that it will refrain from exercising its rights and remedies under the Loan Agreement and applicable law until June 12, 2005.

While the Company has identified and is currently aggressively exploring other funding alternatives, and has received a term sheet for review from a possible new lender, and while the Company feels strongly that it has several viable alternative, the Company can provide no guarantee that it will be able to obtain such alternate sources of funding.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 19, 2005	STRATUS SERVICES GROUP, INC.

By: /s/ Joseph J. Raymond
Joseph J. Raymond
President & CEO

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